As filed with the Securities and Exchange Commission on March 30, 2007

Registration No. 333-[]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORREYPINES THERAPEUTICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	86-0883978
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

11085 North Torrey Pines Road
La Jolla, California	92037
(Address Of Principal Executive Offices)	(Zip Code)

TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan

(Full Title Of The Plan)

Dr. Neil M. Kurtz

President and Chief Executive Officer

TorreyPines Therapeutics, Inc.

11085 North Torrey Pines Road

La Jolla, California  92037

(858) 623-5665

 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

Paul Schneider	L. Kay Chandler, Esq.
Vice President and General Counsel	Cooley Godward Kronish LLP
TorreyPines Therapeutics, Inc.	4401 Eastgate Mall
11085 North Torrey Pines Road	San Diego, California 92121-9109
La Jolla, California 92037	Telephone: (858) 550-6000
Telephone: (858) 623-5665

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share,issuable under 2006 Equity Incentive Plan	313,539 shares	(3)	$6.81	$2,135,201	$65.55
Total	313,539 shares			$2,135,201	$65.55

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s shares of outstanding Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on March 28, 2007, as reported on the Nasdaq Global Market, which was $6.81 per share.

(3)                                  Represents 313,539 shares of common stock that were automatically added to the shares authorized for issuance under the TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) on January 1, 2007, pursuant to an “evergreen” provision contained in the 2006 Plan.  Pursuant to the 2006 Plan, on the first day of the Registrant’s fiscal year the number of shares authorized for issuance under the 2006 Plan is automatically increased by a number equal to the lesser of: (i) two percent (2%) of the shares of Common Stock outstanding on such date, (ii) six hundred twenty-five thousand (625,000) shares, or (iii) a lesser number of shares of Common Stock that may be determined by the Board  of Directors prior to the first day of any fiscal year.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-138368

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 No. 333-138368 filed with the Securities and Exchange Commission on November 2, 2006 are incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Exhibits
2.1

Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the registration statement on Form S-4 filed with the SEC on July 25, 2006).

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 23, 2006, between Axonyx Inc. and TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed with the SEC on August 23, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock split of the Registrant’s common stock and changing the name of the Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.4

Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.5

Certificate of Conversion filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.6	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.1	Specimen common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form S-8 filed on October 30, 2006).
4.2

Form of Warrant to Purchase Common Stock issued to previous holders of TPTX, Inc. redeemable convertible preferred stock in connection with the business combination between TorreyPines Therapeutics, Inc. and Axonyx, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to Registrant’s Annual Report on Form 10-KSB filed on March 13, 2000).
4.4	Form of Registration Rights Agreement 1999 (incorporated by reference to Exhibit 4.4 to the March 13, 2000 10-KSB).
4.5	Form of Warrant issued to Stonegate Securities (incorporated by reference to the corresponding exhibit to Registrant’s Annual Report on Form 10-KSB filed on March 22, 2001).
4.6

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on December 6, 2001 (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on December 13, 2001).

4.7	Form of Warrant issued to SCO Financial Group, LLC (incorporated by reference to Exhibit 4.5 to Registrant’s Registration Statement on Form S-3 (File No. 333-76234) filed on January 3, 2002).
4.8

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on January 6, 2003 (incorporated by reference to Exhibit 10.2 in Registrant’s Current Report on Form 8-K filed on January 8, 2003).

4.9	Form of Warrant issued to AFO Advisors, LLC (incorporated by reference to Exhibit 4.2 in Registrant’s registration statement on Form S-3 (File No. 333-103130) filed on February 12, 2003).

4.10

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on September 12, 2003 (incorporated by reference to Exhibit 10.2 in Registrant’s Current Report on Form 8-K filed on September 16, 2003).

4.11

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on January 8, 2004 (incorporated by reference to Exhibit 4.3 in Registrant’s Current Report on Form 8-K filed on January 12, 2004).

4.12

Registration Rights Agreement dated as of January 8, 2004 between Axonyx Inc. and certain investors (incorporated by reference to Exhibit 4.2 in the current report on Form 8-K previously filed by Axonyx Inc. on January 12, 2004).

4.13

Registration Rights Agreement dated as of May 3, 2004, between Axonyx Inc. and certain investors (incorporated by reference to Exhibit 4.2 in the current report on Form 8-K previously filed by Axonyx Inc. on May 5, 2004).

4.14	Form of Warrant issued to Comerica Bank on July 1, 2003. (incorporated by reference to Exhibit 4.14 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.15	Form of Warrant issued to Silicon Valley Bank on December 8, 2000. (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.16

Form of Warrant issued to Oxford Financial and Silicon Valley Bank on September 27, 2005. (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.17

Rights Agreement, dated as of May 13, 2005, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2005).

4.18

Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.19

Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.20	Reference is made to Exhibits 3.1 through 3.6.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
24	Power of Attorney (included on the signature pages hereto).
99.1	Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2006).
99.2	Form of Option Agreement under Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2006).
99.3	Form of Restricted Stock Unit Award under Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which  remain unsold at the termination of this offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 30, 2007.

TorreyPines Therapeutics, Inc.

By:	/s/ Neil M. Kurtz
Neil M. Kurtz, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints NEIL M. KURTZ, M.D. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Neil M. Kurtz	President, Chief Executive	March 30, 2007
Neil M. Kurtz	Officer, and Director
(Principal Executive Officer)

/s/ Craig A. Johnson	Vice President, Finance, Chief	March 30, 2007
Craig A. Johnson	Financial Officer and Secretary,
(Principal Financial and
/s/ William T. Comer	Director	March 30, 2007
William T. Comer
Accounting Officer)
/s/ Louis Cornacchia	Director	March 30, 2007
Louis Cornacchia

/s/ Peter Davis	Director	March 30, 2007
Peter Davis

/s/ Jean Deleage	Director	March 30, 2007
Jean Deleage

/s/ Steven H. Ferris	Director	March 30, 2007
Steven H. Ferris, Ph.D.

/s/ Jason S. Fisherman	Director	March 30, 2007
Jason S. Fisherman

/s/ Marvin S. Hausman	Director	March 30, 2007
Marvin S. Hausman, M.D.

/s/ Steven B. Ratoff	Director	March 30, 2007
Steven B. Ratoff

/s/ Patrick Van Beneden	Director	March 30, 2007
Patrick Van Beneden

EXHIBIT INDEX

Exhibit	Exhibits
2.1

Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the registration statement on Form S-4 filed with the SEC on July 25, 2006).

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 23, 2006, between Axonyx Inc. and TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed with the SEC on August 23, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock split of the Registrant’s common stock and changing the name of the Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.4

Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.5

Certificate of Conversion filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

3.6	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.1	Specimen common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form S-8 filed on October 30, 2006).
4.2

Form of Warrant to Purchase Common Stock issued to previous holders of TPTX, Inc. redeemable convertible preferred stock in connection with the business combination between TorreyPines Therapeutics, Inc. and Axonyx, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to Registrant’s Annual Report on Form 10-KSB filed on March 13, 2000).
4.4	Form of Registration Rights Agreement 1999 (incorporated by reference to exhibit 4.4 to the March 13, 2000 10-KSB).
4.5	Form of Warrant issued to Stonegate Securities (incorporated by reference to the corresponding exhibit to Registrant’s Annual Report on Form 10-KSB filed on March 22, 2001).
4.6

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on December 6, 2001 (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on December 13, 2001).

4.7	Form of Warrant issued to SCO Financial Group, LLC (incorporated by reference to Exhibit 4.5 to Registrant’s Registration Statement on Form S-3 (File No. 333-76234) filed on January 3, 2002).
4.8

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on January 6, 2003 (incorporated by reference to Exhibit 10.2 in Registrant’s Current Report on Form 8-K filed on January 8, 2003).

4.9	Form of Warrant issued to AFO Advisors, LLC (incorporated by reference to Exhibit 4.2 in Registrant’s registration statement on Form S-3 (File No. 333-103130) filed on February 12, 2003).
4.10

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on September 12, 2003 (incorporated by reference to Exhibit 10.2 in Registrant’s Current Report on Form 8-K filed on September 16, 2003).

4.11

Form of Common Stock Purchase Warrant issued to purchasers in a private placement on January 8, 2004 (incorporated by reference to Exhibit 4.3 in Registrant’s Current Report on Form 8-K filed on January 12, 2004).

4.12

Registration Rights Agreement dated as of January 8, 2004 between Axonyx Inc. and certain investors (incorporated by reference to Exhibit 4.2 in the current report on Form 8-K previously filed by Axonyx Inc. on January 12, 2004).

4.13

Registration Rights Agreement dated as of May 3, 2004, between Axonyx Inc. and certain investors (incorporated by reference to Exhibit 4.2 in the current report on Form 8-K previously filed by Axonyx Inc. on May 5, 2004).

4.14	Form of Warrant issued to Comerica Bank on July 1, 2003 (incorporated by reference to Exhibit 4.14 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.15	Form of Warrant issued to Silicon Valley Bank on December 8, 2000. (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.16

Form of Warrant issued to Oxford Financial and Silicon Valley Bank on September 27, 2005. (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.17

Rights Agreement, dated as of May 13, 2005, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2005).

4.18

Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.19

Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.20	Reference is made to Exhibits 3.1 through 3.6.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
24	Power of Attorney (included on the signature pages hereto).
99.1	Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2006).
99.2	Form of Option Agreement under Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2006).
99.3	Form of Restricted Stock Unit Award under Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 10-K, filed on March 29, 2007).